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                                                                     EXHIBIT 5.2


    [GORDON, FEINBLATT, ROTHMAN, HOFFBERGER & HOLLANDER, LLC LETTERHEAD]

                               February 21, 2001


Kirkland & Ellis
200 East Randolph Drive
Chicago, Illinois 60601

Ladies and Gentlemen:

          We have acted as special Maryland counsel to your firm in connection with your opinion of even date herewith to CenterPoint Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with (i) the preparation of a Registration Statement on Form S-8 of the Company filed with the Securities and Exchange Commission (the "Commission") on the date hereof, (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of 1,200,000 shares of the Company's Common Shares of Beneficial Interest, $0.001 per share (the "Common Shares"), heretofore issued or to be issued under and pursuant to the Company's 2000 Omnibus Employee Retention and Incentive Plan (the "Plan") and (ii) the supplemental listing application of the Common Shares with the New York Stock Exchange.

          In this connection, we have examined:

          a. the Declaration of Trust, by-laws and organizational documents of the Company;

          b.  certain resolutions adopted by the Company's Board of Trustees;

          c.  the Registration Statement;

          d.  the Plan; and

          e. such other documents as we have deemed relevant for the purpose of rendering the opinions set forth herein.


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                                                                Kirkland & Ellis
                                                               February 21, 2001
                                                                          Page 2


          We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

          Based upon the foregoing we are of the opinion that the Common Shares, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

          We are members of the Bar of the State of Maryland and our opinion is limited to the laws of the State of Maryland.

          We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm in the Prospectus that is part of the Registration Statement. By giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                           Gordon, Feinblatt, Rothman, Hoffberger and Hollander,
                              LLC



                           By: /s/ Edward E. Obstler
                               -------------------------
                               Edward E. Obstler, Member












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